SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 11, 2006 (January 26, 2006)

MARQUEE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-122636	77-0642885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri		64105
(Address of principal executive		Zip Code
offices)

Registrant’s telephone number, including area code

(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Merger of Marquee Holdings Inc.

As previously disclosed on the Form 8-K of Marquee Holdings Inc. (“Holdings”) filed on January 31, 2006, Holdings and LCE Holdings, Inc. (“LCE Holdings”), the respective holding companies of AMC Entertainment Inc. (“AMCE”) and Loews Cineplex Entertainment Corporation (“Loews”), entered into a definitive merger agreement (the “Merger Agreement”) on June 20, 2005, which provided for the combination of their businesses, the merger of LCE Holdings and Holdings, with Holdings continuing as the holding company of the merged businesses, and the merger of Loews and AMCE, with AMCE continuing after the merger as the surviving corporation (collectively, the “Merger”).  The Merger was consummated on January 26, 2006.

We are amending our Form 8-K filed on January 31, 2006 to include the financial statements of LCE Holdings and the respective pro forma financial information.

Item 9.01  Financial Statements and Exhibits.

99.1	Consolidated financial statements of LCE Holdings, Inc.
99.2	Pro forma unaudited financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2006	MARQUEE HOLDINGS INC.

	By:	/s/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief
Financial Officer